                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


           COMMUNICATION TELESYSTEMS INTERNATIONAL D.B.A. WORLDXCHANGE
                                COMMUNICATIONS,


                              WORLDXCHANGE B.V.B.A.


                       WXL INTERNATIONAL - AUSTRALIA, INC.


                        THE TVG ASIAN COMMUNICATIONS FUND


                              WARNA GERAKAN SDN BHD


                             WORLDXCHANGE PTY. LTD.


                                       AND


                        CERTAIN INDIVIDUALS NAMED HEREIN


                                 AUGUST 24, 1999

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
1.       DEFINITIONS.............................................................................................1

1.1      Definitions.............................................................................................1

2.       PURCHASE AND SALE OF THE COMPANY SHARES; THE CLOSING; POST-CLOSING DELIVERIES...........................4

2.1      Purchase and Sale of the Company Shares.................................................................4

2.2      The Closing.............................................................................................5

2.3      Closing Conditions......................................................................................5

2.3.1    Mutual Condition........................................................................................5

2.3.2    Conditions to the Obligation of TVG to Close............................................................5

2.3.3    Conditions to the Obligation of the CTS Parties to Close................................................5

2.4      Post-Signing Deliveries.................................................................................6

3.       REPRESENTATIONS AND WARRANTIES OF CTS AND WXBV..........................................................6

3.1      Organization and Corporate Power........................................................................6

3.2      Capital Stock and Related Matters.......................................................................6

3.3      Authorization; No Conflicts.............................................................................6

3.4      Governmental Consent, etc...............................................................................7

3.5      No Brokers or Finders...................................................................................7

3.6      Accuracy of Information.................................................................................7

3.7      Investment Representations..............................................................................7

4.       REPRESENTATIONS AND WARRANTIES OF TVG...................................................................8

4.1      Organization and Related Matters........................................................................8

4.2      Authorization...........................................................................................8

4.3      No Conflicts............................................................................................8

4.4      No Brokers or Finders...................................................................................8

4.5      Ownership...............................................................................................8

4.6      Title...................................................................................................8

4.7      Right to Transfer.......................................................................................8

4.8      Investment Representations..............................................................................9

4.9      Governmental Consent, etc...............................................................................9

5.       TRANSFER OF SHARES OF CTS STOCK........................................................................10

5.1      Restrictive Legends....................................................................................10

5.2      Notice of Proposed Transfers...........................................................................10

5.3      Permitted Transfers....................................................................................10


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6.       CERTAIN COVENANTS......................................................................................11

6.1      Termination of Company Shareholders' Deed and Company Subscription Agreement...........................11

6.2      General Release........................................................................................11

6.3      Financial Statements...................................................................................12

6.4      Preemptive Rights......................................................................................12

6.5      Best Efforts...........................................................................................13

6.6      Rule 144 Filing........................................................................................13

6.7      Resignation of John Troy...............................................................................13

7.       INDEMNIFICATION........................................................................................13

7.1      Obligations of CTS.....................................................................................14

7.2      Obligations of TVG.....................................................................................14

7.3      Procedure..............................................................................................14

7.3.1    Certificate............................................................................................14

7.3.2    Defense................................................................................................14

7.3.3    Subrogation of Indemnifying Party......................................................................14

7.4      Exclusive Remedy.......................................................................................15

8.       CO-SALE RIGHT..........................................................................................15

8.1      Co-Sale Procedure......................................................................................15

8.2      Limitation on Co-Sale Right; Exercises of Right Prior to Closing.......................................15

9.       GENERAL................................................................................................16

9.1      Amendments;Waivers.....................................................................................16

9.2      Survival of Representations and Warranties.............................................................16

9.3      Integration............................................................................................17

9.4      Best Efforts; Further Assurances.......................................................................17

9.4.1    Standard...............................................................................................17

9.4.2    Limitation.............................................................................................17

9.5      Governing Law and Forum Selection......................................................................17

9.6      No Assignment..........................................................................................17

9.7      Headings...............................................................................................17

9.8      Counterparts...........................................................................................17

9.9      Publicity and Reports..................................................................................17

9.10     Confidentiality........................................................................................18


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9.11     Parties in Interest....................................................................................18

9.12     Notices................................................................................................18

9.13     Expenses...............................................................................................19

9.14     Waiver.................................................................................................19

9.15     Representation By Counsel; Interpretation..............................................................19

9.16     Severability...........................................................................................19

9.17     No Consequential Damages...............................................................................20

9.18     Termination............................................................................................20


                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is dated August 24, 1999, by and among WORLDXCHANGE B.V.B.A., a Belgium corporation ("WXBV"), THE TVG ASIAN COMMUNICATIONS FUND, a Cayman Islands corporation ("TVG"), COMMUNICATION TELESYSTEMS INTERNATIONAL, a California corporation ("CTS") and, for the limited purposes set forth herein, WORLDXCHANGE PTY. LTD., an Australian corporation (the "COMPANY"), WARNA GERAKAN SDN BHD, a Malaysian corporation ("WGSB"), WXL INTERNATIONAL - AUSTRALIA, INC., a Delaware corporation ("WXL") and certain individuals named herein.

                  The parties hereby agree as follows:

1.                DEFINITIONS.

         1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this SECTION 1.1 have the meanings assigned to them in this SECTION
1.1 and include the plural as well as the singular; the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, Subsection or other subdivision; unless the context otherwise requires, and all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles.

                  As used in this Agreement, the following definitions shall apply.

                  "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. In the case of TVG, Affiliate shall also mean any current or future investment fund that is managed by the Telecom Venture Group Limited (which currently manages TVG), any investor in TVG or such fund, or any custodian of TVG (currently State Street Australia Limited) or such fund.

                  "AGREEMENT" means this Agreement by and among WXBV, TVG, CTS and, for the limited purposes set forth herein, the Company, WGSB and WXL, and the individuals named herein as amended or supplemented together with all Schedules attached or incorporated by reference.

                  "APPROVAL" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

                  "AUDITORS" means Ernst & Young LLP, independent public accountants to the Company.

                  "AVAILABLE SHARES" means, collectively, (i) the Offered Shares and (ii) the number of shares of Stock offered for sale by TVG pursuant to
SECTION 8.1.

                  "CASH" has the meaning specified in SECTION 2.1.

                  "CERTIFICATE" has the meaning specified in SECTION 7.3.1.

                  "CLOSING" has the meaning specified in SECTION 2.2.

                  "CLOSING DATE" has the meaning specified in SECTION 2.2.

                  "COMPANY" means WorldxChange Pty. Ltd., an Australian corporation.

                  "COMPANY SHAREHOLDERS' DEED" has the meaning specified in
SECTION 6.1.

                  "COMPANY SHARES" means the 46,968 ordinary shares of the Company acquired by WGSB pursuant to the Company Subscription Agreement and subsequently transferred to TVG.

                  "COMPANY SUBSCRIPTION AGREEMENT" has the meaning specified in
SECTION 6.1.

                  "CONTRACT" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

                  "CTS" means Communication TeleSystems International, a California corporation.

                  "CTS PARTIES" has the meaning specified in SECTION 2.3.3.

                  "CTS RELEASEES" has the meaning specified in SECTION 6.2.

                  "CTS STOCK" has the meaning specified in SECTION 2.1.

                  "E&Y OPINION" has the meaning specified in SECTION 2.3.2(ii).

                  "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

                  "EQUITY SECURITIES" means any capital stock of the Company or other equity interest in the Company or any securities convertible into or exchangeable for capital stock of the Company or any other rights, warrants or options to acquire any of the foregoing securities.

                  "FIRB" has the meaning specified in SECTION 2.3.1.

                  "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

                  "GOVERNMENTAL ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  "INDEMNIFIABLE CLAIM" means any Loss for or against which any party is entitled to indemnification under this Agreement; "INDEMNIFIED PARTY" means the party entitled to indemnity hereunder; and "INDEMNIFYING PARTY" means the party obligated to provide indemnification hereunder.

                  "INDEMNIFIED PARTY" has the meaning specified in SECTION
7.3.1.

                  "INDEMNIFYING PARTY" has the meaning specified in SECTION
7.3.1

                  "LAW" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

                  "LOSS" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person, but excluding any consequential damages.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition and business operations of CTS and its Subsidiaries taken as a whole.

                  "MATERIAL CONTRACT" means any Contract material to the business of the subject Person as of the date hereof.

                  "OFFERED SHARES" has the meaning specified in SECTION 8.1.

                  "O'MELVENY OPINION" has the meaning specified in SECTION 2.3.2(ii).

                  "ORDER" means any decree, injunction, judgment, order, ruling, assessment or writ.

                  "PERSON" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

                  "PURCHASE FUNDS" has the meaning specified in SECTION 6.4.2.

                  "PREEMPTIVE RIGHTS CERTIFICATES" has the meaning specified in
SECTION 6.4.2.

                  "PROSPECTUS" means the prospectus relating to CTS in the form attached as EXHIBIT F.

                  "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement, dated the date hereof, between CTS and TVG, in the form attached as EXHIBIT E.

                  "SEC" means the Securities and Exchange Commission or any successor entity.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SHAREHOLDER" and "SHAREHOLDERS" each has the meaning specified in SECTION 8.1.

                  "STOCK" means the common stock of CTS, no par value.

                  "SUBSIDIARY" means any Person in which the subject Person has a direct or indirect equity or ownership interest in excess of 50%.

                  "TAX" or "TAXES" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                  "TROY" has the meaning specified in SECTION 2.3.3.

                  "TVG" means the TVG Asian Communications Fund, a Cayman Islands corporation.

                  "TVG RELEASEES" has the meaning specified in SECTION 6.2.

                  "WALKER OPINION" has the meaning specified in SECTION
2.3.3(ii).

                  "WXL" means WXL International - Australia, Inc., a Delaware corporation.

                  "WXBV" means WorldxChange B.V.B.A., a Belgium corporation.

2.                PURCHASE AND SALE OF THE COMPANY SHARES; THE CLOSING;
POST-CLOSING DELIVERIES.

         2.1 PURCHASE AND SALE OF THE COMPANY SHARES. Subject to the terms and conditions of this Agreement, at the Closing, TVG shall deliver to WXBV certificates evidencing the Company Shares against the delivery by WXBV to TVG of (a) certificates representing a total of 1,450,000 shares of Stock (such shares, the "CTS STOCK") and (b) a cashier's check made payable to TVG in the amount of $1,000 (the "CASH"). Subject to the terms and conditions of this Agreement, the Company Shares shall be delivered to WXBV, and the CTS Stock and the

Cash shall be conveyed to TVG (such transaction, the "TRANSACTION") free and clear of any Encumbrances whatsoever. WXBV shall be responsible for any payment of the Australian Stamp Duty in connection with the share transfers by TVG contemplated by this Agreement and shall indemnify TVG against any such duty or any liability related thereto.

         2.2 THE CLOSING. The closing of the Transaction (the "CLOSING") shall take place at the offices of Baker & McKenzie, 101 West Broadway, Suite 1200, San Diego, California (or such other location as WXBV and TVG may agree in writing) on the later to occur of (i) September 1, 1999 or (ii) the first date on which all of the conditions to Closing have been satisfied or waived in writing by the party entitled to the performance or satisfaction thereof. The date on which the Closing occurs is referred to herein as the "CLOSING DATE".

         2.3  CLOSING CONDITIONS.

         2.3.1 MUTUAL CONDITION. The obligation of each of the parties to close the Transaction shall be subject to either (i) the receipt by one or more of CTS, WXBV or TVG of a letter or other written notice from the Australian Foreign Investment Review Board ("FIRB") confirming that the Australian Commonwealth Government does not object to the Transaction or (ii) the requisite amount of time shall have elapsed from the date that the required information regarding the Transaction is filed with the FIRB (or other appropriate entity), such that, based on the advice of legal counsel (provided such legal counsel is reasonably acceptable to WXBV and TVG), the Treasurer of the Commonwealth of Australia has become precluded from making an order in respect of the Transaction under the Foreign Acquisitions and Takeovers Act 1975 (Cth).

         2.3.2 CONDITIONS TO THE OBLIGATION OF TVG TO CLOSE. The obligation of TVG to close the Transaction shall be subject to the satisfaction or written waiver by TVG of all of the following additional conditions:

                  (i) CERTIFICATES EVIDENCING THE CTS STOCK; CASH. WXBV shall have delivered to TVG certificates representing the CTS Stock, in form and substance reasonably satisfactory to TVG, together with the cashier's check for the Cash.

                  (ii) OPINIONS. WXBV shall have delivered to TVG (i) the legal opinion of O'Melveny & Myers LLP, dated the date of such delivery, in the form attached hereto as EXHIBIT A (the "O'MELVENY OPINION") and
         (ii) the legal opinion of Moret Ernst & Young, dated the date of such delivery, in the form attached hereto as EXHIBIT C (the "E&Y OPINION").

                  (iii) REGISTRATION RIGHTS AGREEMENT. CTS shall have delivered to TVG the Registration Rights Agreement, duly executed by CTS.

         2.3.3 CONDITIONS TO THE OBLIGATION OF THE CTS PARTIES TO CLOSE. The obligation of each of WXBV, CTS, WxL, Roger B. Abbott, Rosalind Abbott and Edward S. Soren (collectively, the "CTS PARTIES") to close the Transaction shall be subject to the satisfaction or written waiver by WXBV of all of the following additional conditions:

                  (i) CERTIFICATES EVIDENCING THE COMPANY SHARES. TVG shall have delivered to WXBV the certificates representing the Company Shares, accompanied by share transfers executed in blank, and in proper form for transfer on the books of the Company, all in form and substance reasonably satisfactory to WXBV.

                  (ii) OPINION. TVG shall have delivered to WXBV the legal opinion of W.S. Walker & Co., dated the date of such delivery, in the form attached hereto as EXHIBIT B (the "WALKER OPINION").

                  (iii) REGISTRATION RIGHTS AGREEMENT. TVG shall have delivered to CTS the Registration Rights Agreement, duly executed by CTS.

                  (iv) RESIGNATION OF JOHN TROY. TVG shall have caused to be delivered to the Board of Directors of the Company (with a copy thereof delivered to WXBV) a letter from and executed by John Troy ("TROY") in which Troy resigns, contingent upon the occurrence of and effective as of the Closing, from the Board of Directors of the Company, which letter shall be in the form attached as EXHIBIT D.

         2.4 POST-SIGNING DELIVERIES. Not later than September 6, 1999, irrespective of whether any of the other closing conditions specified in
SECTION 2.3 have been satisfied by such date, (a) TVG shall deliver to WXBV the Walker Opinion; and (b) WXBV shall deliver to TVG the E&Y Opinion and the O'Melveny Opinion.

3.                REPRESENTATIONS AND WARRANTIES OF CTS AND WXBV.

                  Except as otherwise disclosed in the Prospectus, CTS and WXBV jointly and severally represent and warrant to TVG that:

         3.1 ORGANIZATION AND CORPORATE POWER. As of the date hereof and the Closing Date, (a) each of CTS and WXBV is and will be a corporation duly organized, validly existing and in good standing under the laws of the State of California and country of Belgium, respectively, and (b) each of CTS and WXBV has and will have all requisite corporate power and authority necessary to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted. The copies of CTS's charter documents and bylaws provided to TVG reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. CTS is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

         3.2 CAPITAL STOCK AND RELATED MATTERS. The shares of CTS Stock, when delivered to TVG pursuant hereto, will be duly authorized and validly issued, fully paid and non-assessable.

         3.3 AUTHORIZATION; NO CONFLICTS. The execution, delivery and performance of this Agreement by each of CTS and WXBV has been duly and validly authorized by the respective

Boards of Directors of CTS and WXBV. This Agreement constitutes the legally valid and binding obligation of CTS and WXBV, enforceable against CTS and WXBV in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally. The execution, delivery and performance of this Agreement by CTS and WXBV will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the respective charter documents or bylaws of CTS and WXBV or any of the respective Material Contracts of CTS and WXBV, result in the imposition of any material Encumbrance against any material asset or properties of CTS or any Subsidiary, or violate any Law.

         3.4 GOVERNMENTAL CONSENT, ETC. Except for FIRB approval and those other approvals that have been obtained, no Approval is required for WXBV or CTS to deliver the CTS Stock and the Cash to TVG pursuant to this Agreement.

         3.5 NO BROKERS OR FINDERS. No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of CTS and/or WXBV or its Affiliates in connection with the negotiation, execution or performance of this Agreement and/or the transactions contemplated hereby, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or the transactions contemplated hereby.

         3.6 ACCURACY OF INFORMATION. As of the date hereof, the Prospectus does not contain any untrue statement of a material fact, or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.7 INVESTMENT REPRESENTATIONS. WXBV has not been attracted to the purchase of the Company Shares by any publication or any advertising, and the transactions contemplated by this Agreement are not being effected by or through a broker-dealer. WXBV is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the SEC, as presently in effect. WXBV understands that (i) neither the Company Shares nor the sale thereof to it has been registered under the Securities Act, or under any state securities law, (ii) no registration statement has been filed with the SEC, nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to an investor such as WXBV by an impartial review of such a registration statement by the SEC or other regulatory commission will not be forthcoming; and
(iii) the Company Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from TVG in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. WXBV acknowledges that
(i) it is represented by counsel, (ii) it has received and carefully reviewed all information it considers necessary or appropriate for deciding whether to acquire the Company Shares; (iii) as a result of its knowledge of the telecommunications industry, its prior indirect ownership of a majority of the capital stock of the Company and its prior overall experience in financial matters, it is properly able to evaluate the capital structure of the Company and its Subsidiaries and the risks inherent therein; and (iv) it has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers and representatives of the Company to the extent necessary to evaluate the merits and risks related to its investment in the Company.

4. REPRESENTATIONS AND WARRANTIES OF TVG. TVG represents and warrants to WXBV and CTS that:

         4.1 ORGANIZATION AND RELATED MATTERS. As of the date hereof and the Closing Date, TVG (a) is and will be a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and (b) has and will have all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

         4.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TVG. This Agreement constitutes the legal, valid and binding obligation of TVG, enforceable against TVG in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

         4.3 NO CONFLICTS. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by TVG will not violate, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (i) the charter documents or bylaws of TVG, (ii) any Material Contract to which TVG is a party (after giving effect to the provisions of SECTION 6.1 hereof), or (iii) any Law to which TVG is subject.

         4.4 NO BROKERS OR FINDERS. No agent, broker, finder or investment or commercial banker, or other Person or firms engaged by or acting on behalf of TVG or its Affiliates in connection with the negotiation, execution or performance of this Agreement and/or the transactions contemplated hereby, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or the transactions contemplated hereby.

         4.5 OWNERSHIP. As of the date hereof and the Closing, (a) TVG is and will be the record and beneficial owner of all of the Company Shares; (b) such Company Shares represent and will represent the entire ownership interest of TVG in the Company; c) TVG has and will have no other Equity Securities of the Company, and (d) WGSB has no Equity Securities of the Company.

         4.6 TITLE. As of the date hereof and the Closing, TVG has and will have good and marketable title to the Company Shares, free and clear of any Encumbrances.

         4.7 RIGHT TO TRANSFER. TVG has full legal right and power to transfer and deliver to WXBV the Company Shares.

         4.8 INVESTMENT REPRESENTATIONS. This Agreement is made with TVG in reliance upon TVG's representation to WXBV and CTS, which by TVG's execution of this Agreement TVG hereby confirms, that (i) the CTS Stock is being acquired for investment for TVG's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that TVG has no present intention of selling, granting any participation in, or otherwise distributing the same; (ii) TVG does not have any Contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to any Person with respect to any shares of the CTS Stock (except that TVG has the legal obligation to transfer to its investors assets at the end of the fund life); and (iii) TVG is not an underwriter of the CTS Stock within the meaning of Section 2(11) of the Securities Act.

TVG has not been attracted to the purchase of the CTS Stock by any publication or any advertising, and the transactions contemplated by this Agreement are not being effected by or through a broker-dealer.

TVG has no intent or expectation, and there is no agreement or commitment by WXBV or CTS, that, at any time on or after the Closing Date, TVG will participate in the making of basic business decisions of CTS or otherwise participate directly in the operations of CTS.

TVG is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the SEC, as presently in effect.

TVG understands that (i) neither the CTS Stock nor the sale thereof to it has been registered under the Securities Act, or under any state securities law,
(ii) no registration statement has been filed with the SEC, nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to an investor such as TVG by an impartial review of such a registration statement by the SEC or other regulatory commission will not be forthcoming; and
(iii) the shares of the CTS Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from WXBV and CTS in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

TVG acknowledges that (i) it is represented by counsel, (ii) it has received and carefully reviewed a copy of the Prospectus and this Agreement; (iii) it has received all information it considers necessary or appropriate for deciding whether to acquire the CTS Stock; (iv) as a result of its knowledge of the telecommunications industry, its study of the aforementioned documents and its prior overall experience in financial matters, it is properly able to evaluate the capital structure of CTS, the business of CTS and its Subsidiaries and the risks inherent therein; and (v) it has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers and representatives of CTS to the extent necessary to evaluate the merits and risks related to its investment in the CTS.

         4.9 GOVERNMENTAL CONSENT, ETC. Except for those that have been obtained, no Approval is required for TVG to convey and deliver the Company Shares to WXBV pursuant to this Agreement

5. TRANSFER OF SHARES OF CTS STOCK. TVG expressly acknowledges and agrees that the shares of CTS Stock delivered to TVG pursuant hereto shall be subject to certain restrictions on transfer which conditions are intended to assure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any of such shares of the CTS Stock. Such restrictions on transfer are set forth below in SECTIONS 5.1,
5.2 and 5.3.

         5.1 RESTRICTIVE LEGENDS. Unless and until otherwise permitted by this Agreement, the certificates representing the CTS Stock shall be stamped or otherwise imprinted with legends in substantially the following form:

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS PRIOR WRITTEN NOTICE OF THE HOLDER'S INTENTION TO TRANSFER SUCH SECURITIES IS GIVEN TO THE COMPANY AND UNLESS SUCH SECURITIES ARE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE AND THE COMPANY HAS RECEIVED A WRITTEN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, TO SUCH EFFECT."

TVG expressly acknowledges and agrees that CTS may order its transfer agents to stop the transfer of any shares of the CTS Stock bearing a legend required by this SECTION 5.1 until the conditions herein with respect to transfer of such securities have been satisfied.

         5.2 NOTICE OF PROPOSED TRANSFERS. Subject to SECTION 5.1, prior to any transfer or attempted transfer of the shares of the CTS Stock bearing the legend in SECTION 5.1, TVG shall give CTS written notice of its intention to do so, describing briefly the nature of any such proposed transfer. If, in the written opinion of counsel for holder, addressed to CTS and TVG, in form and substance reasonably acceptable to CTS, the proposed transfer may be effected without registration of such shares of the CTS Stock, the shares of the CTS Stock proposed to be transferred may be transferred in accordance with the terms of said notice and in compliance with applicable state securities laws and regulations. CTS shall not be required to effect any such transfer prior to the receipt of such favorable opinion or opinions; provided that if the proposed transfer is governed by Rule 144 promulgated by the SEC, or any successor rule, such opinion shall not be required, but CTS may prevent such transfer until it receives evidence satisfactory to it and its counsel that the transfer complies with Rule 144. Each transfer shall comply with all applicable SEC rules and applicable state securities laws.

         5.3 PERMITTED TRANSFERS. Notwithstanding anything to the contrary in this Agreement, TVG may transfer the CTS Stock to any Affiliate of TVG (a "PERMITTED TRANSFEREE") in accordance with the provisions of SECTIONS 5.1 and 5.2; provided that the transferee shall hold such shares of CTS Stock subject to the same restrictions applicable to its transferor and shall agree in writing to be bound by the terms of this Agreement.

6.                CERTAIN COVENANTS.

         6.1 TERMINATION OF COMPANY SHAREHOLDERS' DEED AND COMPANY SUBSCRIPTION AGREEMENT. Contingent upon the occurrence of and effective as of the Closing, WXL, WGSB, WXBV, TVG and the Company mutually agree that that certain Shareholders' Deed by and among WXL, WGSB, and the Company (the "COMPANY SHAREHOLDERS' DEED") shall be terminated and shall cease to be of any further force or effect, and none of WXL, WGSB, TVG, WXBV or the Company shall have any further rights, duties, obligations or liabilities whatsoever thereunder. Also contingent upon the occurrence of and effective as of the Closing, WXL, WGSB, WXBV, CTS, TVG and the Company further mutually agree that certain Subscription Agreement by and among WXL, CTS, WGSB and the Company (the "COMPANY SUBSCRIPTION AGREEMENT") shall be terminated and shall cease to be of any force or effect, and none of CTS, WXL, WGSB or the Company shall have any further rights, duties, obligations or liabilities whatsoever thereunder.

         6.2 GENERAL RELEASE. Contingent upon the occurrence of and effective as of the Closing, (a) each of TVG and WGSB agrees not to sue and fully releases and discharges the Company, WXL, WXBV and CTS, including, without limitation, their respective directors, officers, employees, shareholders, representatives, agents, assigns and successors, past and present (collectively, the "CTS RELEASEES"), with respect to and from any and all claims, issuances of the Company's stock, notes or other securities, any demands, rights, liens, agreements, contracts (including, without limitation, the Company Subscription Agreement and/or the Company Shareholders' Deed), covenants, actions, suits, causes of action, obligations, debts, costs, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, and whether or not concealed or hidden, all of which each of TVG and/or WGSB now owns or holds or has at any time owned or held against the CTS Releasees; and (b) each of WXBV, CTS, WXL and the Company agrees not to sue and fully releases and discharges TVG and WGSB, including, without limitation, its directors, officers, employees, shareholders, representatives, agents, assigns and successors, past and present (collectively, the "TVG RELEASEES"), with respect to and from any and all claims, issuances of the Company's stock, notes or other securities, any demands, rights, liens, agreements, contracts (including, without limitation, the Company Subscription Agreement and/or the Company Shareholders' Deed), covenants, actions, suits, causes of action, obligations, debts, costs, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, and whether or not concealed or hidden, all of which WXBV, CTS, WXL and/or the Company now owns or holds or has at any time owned or held against the TVG Releasees.

         It is the intention of WXBV, CTS, WXL, WGSB, TVG and the Company that the foregoing releases be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, each of WXBV, CTS, WXL, WBSG, TVG and the Company hereby expressly waives, effective as of the Closing Date, any and all rights and benefits conferred upon each such party by the provisions of
Section 1542 of the California Civil Code and expressly consents that this release shall be given full force and effect according to each and all of its express terms and provisions, including as well, those related to unknown and unsuspected claims, demands and causes of action, if any, as those relating to any other claims, demands and causes of action hereinabove specified, but only to the extent such section is applicable to releases such as this.
Section 1542 provides:

                           "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         Nothing in this SECTION 6.2 shall in any way affect any rights that any party hereto may have against any other party under this Agreement, including, without limitation, any right of indemnification pursuant to this Agreement.

         6.3 FINANCIAL STATEMENTS. Contingent upon the occurrence of and effective as of the Closing, CTS agrees to deliver to TVG so long as TVG shall own the CTS Stock (i) unaudited quarterly financial statements of CTS within 45 days after the end of each fiscal quarter of CTS that occurs after the Closing and (ii) audited annual financial statements of CTS within 150 days after the end of each fiscal year of CTS that occurs after the Closing.

         6.4  PREEMPTIVE RIGHTS.

         6.4.1 Subject to SECTION 6.4.2 and to the terms and condition of this
         SECTION 6.4.1, TVG shall have the right to subscribe to any additional
         (i) issuances of shares of capital stock of CTS occurring on or after the date hereof, (ii) issuances of securities convertible into shares of capital stock of CTS occurring on or after the date hereof, or (iii) grants of options to purchase shares of capital stock of CTS, other than grants to employees, directors or consultants of CTS (and the issuance of shares upon exercise of such options), for cash occurring on or after the date hereof, on the same terms of such offerings to the extent equal to the proportion which the total shares of Stock then held by TVG bears to CTS's fully-diluted capitalization (on an as-converted and as-exercised basis). Such right is exercisable within ten (10) days after the receipt by TVG of written notice relating to such issuance. Such right extends to the same proportion of the new issue of shares, convertible securities or options as TVG's proportion of CTS's fully-diluted capitalization. Notwithstanding the foregoing, TVG's right to purchase new issues of shares or convertible securities or options does not extend to (i) the issuance of shares upon the conversion or exercise of options or other convertible securities either (A) outstanding on the Closing Date, or (B) with respect to which options or other convertible securities TVG had preemptive rights under this SECTION 6.4.1; or (ii) securities issued solely in exchange for shares, convertible securities or options issued in connection with any merger, reorganization or acquisition. The preemptive rights held by TVG pursuant to this Section 6.4 shall terminate and be of no further force or effect upon the first to occur of (i) the termination of this Agreement pursuant to SECTION 9.18 hereof; or (ii) immediately prior to the listing of shares of the common stock of CTS on a securities exchange or qualification of such shares for trading on an over-the-counter system selected by CTS.

         6.4.2 Notwithstanding any contrary term or provision of this Agreement, if TVG shall be entitled to preemptive rights pursuant to SECTION 6.4.1 with respect to any securities of CTS issued or to be issued before the Closing has occurred, then, if TVG shall exercise such rights, (i) TVG shall deliver to an escrow agent reasonably mutually acceptable to TVG and CTS, via wire transfer of immediately available funds, the purchase price (the "PURCHASE FUNDS") for the securities of CTS to be purchased pursuant to such preemptive rights; (ii) CTS shall deliver to such escrow agent the certificates or instruments representing the securities to be so purchased by TVG (the "PREEMPTIVE RIGHTS CERTIFICATES"); and (iii) TVG and CTS shall enter into an escrow agreement with such escrow agent that shall provide for the escrow agent to hold such funds and certificates and/or instruments until the first to occur of (1) the satisfaction of the mutual condition to closing specified in SECTION 2.3.1 hereof, in which event the escrow agent shall release the Preemptive Rights Certificates to TVG and the Purchase Funds to CTS promptly after the satisfaction of such condition; (2) the termination of this Agreement pursuant to SECTION 9.18, in which event the escrow agent shall release the Preemptive Rights Certificates to CTS and the Purchase Funds to TVG promptly after such termination of this Agreement; or (3) the escrow agent's receipt of a final, non-appealable determination of a court of competent jurisdiction or a joint written instruction executed by CTS and TVG instructing the escrow agent what to do with the Preemptive Rights Certificates and Purchase Funds, in which event the escrow agent shall act on such judicial determination or joint written instructions without further question.


         6.5 BEST EFFORTS. CTS shall use its best efforts to cause FIRB approval of the transactions contemplated hereby to be obtained as soon as practicable. WXBV and TVG shall cooperate fully in such efforts. CTS and WXBV shall use its best efforts to provide to TVG such information as shall be reasonably requested with respect to WXBV and otherwise reasonably cooperate in order that TVG may provide to the Australian Tax Authorities such information as they may require related to the transfer of stock contemplated by this Agreement and the prior transfer from WGSB to TVG.

         6.6 RULE 144 FILING. After CTS's Stock is registered under the Securities Exchange Act of 1934, and until all of the CTS Stock has been publicly sold or is eligible for sale under Rule 144(k) under the Securities Act, CTS shall use best efforts to file the reports required under Rule 144(c)(1) under the Securities Act in order to permit sales of the CTS Stock by TVG pursuant to Rule 144.

         6.7 RESIGNATION OF JOHN TROY. Each of TVG and Troy shall take all actions necessary or appropriate to cause the resignation of Troy from the Board of Directors of the Company to be and become effective as of (and subject to the occurrence of) the Closing.

7.                INDEMNIFICATION.

         7.1 OBLIGATIONS OF CTS. Subject to SECTION 7.3.1, CTS and WXBV agree to indemnify and hold harmless TVG from and against any and all Losses of TVG based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, or covenants made by WXBV or CTS in this Agreement.

         7.2 OBLIGATIONS OF TVG. Subject to SECTION 7.3.1, TVG agrees to indemnify and hold harmless each of CTS, WXBV and the Company from and against any and all Losses of CTS, WXBV and/or the Company based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties or covenants made by TVG in this Agreement.

         7.3      PROCEDURE

         7.3.1 CERTIFICATE. As soon as reasonably practicable after the incurrence of a Loss or Losses which is or are reasonably likely to give rise to indemnification hereunder, such party (the "INDEMNIFIED PARTY") shall deliver to the party required to provide indemnity hereunder (the "INDEMNIFYING PARTY") a certificate (a "CERTIFICATE"), which Certificate shall (i) state that the Indemnified Party has paid or properly accrued Losses, or anticipates that it will incur liability for Losses; and (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty or breach of covenant or claim to which such item is related and the computation of the amount to which such Indemnified Party claims to be entitled hereunder, provided, however, that subject to SECTION 9.2, no delay on the part of such party in providing such Certificate shall relieve the Indemnifying Party from any obligation to indemnify under this Agreement unless (and then only to the extent) the Indemnifying Party thereby is prejudiced.

         7.3.2 DEFENSE. If any claim, demand or liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall, upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity. If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the latter suffered by it in good faith, is conclusive in its favor against the Indemnifying Party, provided however that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified Party, or is not allowed to control its defense, judgment against the Indemnified Party is only presumptive evidence against the Indemnifying Party. The parties shall cooperate in the defense of all third party claims which may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party shall make available to the party controlling such defense, any books, records or other documents within its control that are reasonably requested in the course of such defense.

         7.3.3 SUBROGATION OF INDEMNIFYING PARTY. If the Indemnified Party receives payment or other indemnification from an Indemnifying Party hereunder, the Indemnifying Party shall be subrogated to the extent of such payment or indemnification to all rights in respect of the subject matter of such claim to which the Indemnified Party may be entitled, to institute appropriate action for the recovery thereof, and the Indemnified Party agrees reasonably to assist and cooperate with the Indemnifying Party at no expense to the Indemnified Party in enforcing such rights.

         7.4 EXCLUSIVE REMEDY. This SECTION 7 shall be the exclusive remedy of each of the parties hereto for any Loss of such party based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, or covenants made by any other party to this Agreement.

8.                CO-SALE RIGHT.

         8.1 CO-SALE PROCEDURE. Subject to SECTION 8.2, if, at any time on or after the date hereof, any of Mr. Roger B. Abbott, Ms. Rosalind Abbott or Mr. Edward S. Soren (each of Messrs. Abbott and Soren and Ms. Abbott is a "SHAREHOLDER" and collectively, they are the "SHAREHOLDERS") desire to sell, assign or otherwise transfer any shares of Stock owned by such Shareholder (except for a sale, assignment or transfer to a family member of such Shareholder, provided (i) that the shares of Stock so transferred shall thereafter remain subject to this SECTION 8 as though the transferee were a Shareholder and (ii) the transferee agrees in writing to be bound by this
SECTION 8), then such Shareholder (collectively with any other selling Shareholder, the "SELLING SHAREHOLDER") shall first give written notice (the "CO-SALE NOTICE") to TVG specifying the following: (i) the name and address of the proposed purchaser (the "OFFEROR"); (ii) the number of shares of Stock offered for sale to the Offeror by the Selling Shareholder (the "OFFERED SHARES"); the price or amount per share of Stock to be paid (and other consideration, if any) or delivered to the Selling Shareholder for the Offered Shares; and (iv) all other material terms and conditions of the proposed sale. Within five business days after receipt of the Co-Sale Notice, TVG may elect by written notice to the Selling Shareholder to sell to the Offeror a number of shares of Stock not to exceed the product of (i) a fraction where the numerator is the Offered Shares and the denominator is the total number of shares of Stock (including the Offered Shares) then held by the Shareholders, multiplied by (ii) the number of shares of Stock then owned by TVG; provided, however, that TVG shall have the right, which right may be exercised by TVG one time only, to sell to the Offeror a number of shares of Stock (to the extent such shares of Stock are actually owned by TVG) equal to double the number of shares allowed to be sold (before application of this proviso) by TVG pursuant to this SECTION 8.1.

         8.2 LIMITATION ON CO-SALE RIGHT; EXERCISES OF RIGHT PRIOR TO CLOSING. If the Offeror does not wish to purchase the full amount of Available Shares, then TVG shall be entitled to sell to the Offeror a number of shares of Stock not to exceed the product of (i) a fraction where the numerator is the number of shares of Stock offered for sale by TVG pursuant to SECTION 8.1 and the denominator is the number of Available Shares, multiplied by (ii) the total number of shares of Stock which the Offeror is willing to purchase in total from the Selling Shareholder and TVG. Notwithstanding any contrary provision of this Agreement (but subject to the last sentence of this SECTION 8.2), if TVG shall be entitled to co-sale rights pursuant to SECTION 8.1 and/or SECTION 8.2 with respect to a sale, assignment or other transfer by a Selling Shareholder proposed to be effected prior to the Closing and the applicable Offeror declines to agree to purchase TVG's shares when and if they are delivered to TVG pursuant to this Agreement, then TVG shall have the right, upon written notice delivered to the Selling Shareholder (at the address given in SECTION 9.12 for CTS) not later than three business days after the Offeror shall have so informed TVG, to require the Selling Shareholder (on a pro rata basis, based on the number of Offered Shares proposed to be sold by each Shareholder (if more than one) comprising the Selling Shareholder) to purchase the shares that TVG would otherwise be entitled to sell to the Offeror pursuant to SECTION 8.1 and/or
SECTION 8.2, on the same terms and conditions as would have applied in the sale to the Offeror, with such sale to the Selling Shareholder to be effected upon (and subject to the occurrence of) the Closing. Notwithstanding the foregoing or any other provision of this Agreement, the co-sale rights set forth in SECTION 8.1 and the first two sentences of this SECTION 8.2 shall terminate and be of no further force or effect upon the first to occur of the following: (i) the CTS Stock then held by TVG may be sold under Rule 144 of the Securities Act and the disposition of all of the CTS Stock may be completed within six (6) months; (ii) the CTS Stock then held by TVG is listed on a securities exchange or qualified for trading on an over-the-counter system selected by CTS; or (iii) this Agreement is terminated pursuant to SECTION 9.18 hereof

9.                GENERAL.

         9.1 AMENDMENTS; WAIVERS. This Agreement and any schedule attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

         9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any other term or provision of this Agreement, (A) all representations and warranties of WXBV, CTS and TVG set forth in this Agreement or expressly incorporated herein by reference shall, as of the first anniversary of the Closing Date, expire and terminate and be of no further force or effect; provided, however, that (i) the representations and warranties set forth in
SECTION 3.6 (Accuracy of Information) shall survive until the thirtieth day following delivery to TVG of audited financial statements for CTS for the fiscal year ended September 30, 1999 (if such date is later than the first anniversary of the Closing Date), and (ii) Sections 3.1 (Organization and Corporate Power),
3.2 (Capital Stock and Related Matters), 4.1 (Organization and Related Matters),
4.5 (Ownership) and 4.6 (Title), 4.7 (Right to Transfer) and 4.8 (Binding Agreement) shall survive indefinitely; (B) no claim for indemnification under
SECTION 7 for breach of a representation or warranty may be brought unless the representation or warranty on which such claim is based continues to survive at the time a Certificate relating to such claim has been delivered in accordance with SECTION 7.3.1 hereof, and if such Certificate is delivered within such period, all rights to indemnification with respect to such claim shall continue in force and effect; and (C) except as to claims that are the subject of a Certificate delivered prior to the first anniversary of the Closing Date and except as to those representations and warranties that survive indefinitely pursuant to the provision in the first sentence of this SECTION 9.2, as of the first anniversary of the Closing Date, each of CTS, WXBV and TVG shall be deemed to have irrevocably waived and released any and all rights and remedies any of them may have with respect to any inaccuracy in or breach or nonperformance of any of the representations, warranties, or covenants made by any party to this Agreement.

         9.3 INTEGRATION. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

         9.4  BEST EFFORTS; FURTHER ASSURANCES

         9.4.1 STANDARD. Each party will use its best efforts to fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. The parties shall cooperate with each other in such actions and in securing requisite Approvals. Each party shall deliver such further documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

         9.4.2 LIMITATION. As used in this Agreement, the term "best efforts" shall not mean efforts which require the performing party to do any act that is unreasonable under the circumstances, to make any capital contribution or to expend any funds other than reasonable out-of-pocket expenses incurred in satisfying its obligations hereunder, including but not limited to the fees, expenses and disbursements of its accountants, actuaries, counsel and other professionals.

         9.5 GOVERNING LAW AND FORUM SELECTION. This Agreement is to be construed and enforced in accordance with the internal laws of the State of California. The parties consent to the jurisdiction of all federal and state courts in California. Any civil action or other legal proceeding arising out of or relating to this Agreement shall be brought and heard only in a federal or state court located in San Diego County, California, and all parties waive any right to have such action or proceeding transferred to another location.

         9.6 NO ASSIGNMENT. Neither this Agreement nor any rights or obligations under it are assignable except as to a Permitted Transferee as defined in
SECTION 5.3.

         9.7 HEADINGS. The descriptive headings of the Sections and Subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

         9.8 COUNTERPARTS. This Agreement and any amendment hereto or any other document delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

         9.9 PUBLICITY AND REPORTS. TVG, CTS and WXBV shall coordinate all publicity relating to the transactions contemplated by this Agreement and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior written consent of each of the parties to this Agreement except to the extent that a particular action is required by applicable Law.

         9.10 CONFIDENTIALITY. All information disclosed by any party (or its representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any such Persons other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received, (ii) it is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, (iv) as may otherwise be required by Law or (v) to the extent such duty as to confidentiality is waived in writing by the other party.

         9.11 PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

         9.12 NOTICES. Any notice or other communication hereunder must be given in writing and (i) delivered in person, (ii) transmitted by telex, telefax or telecommunications mechanism or (iii) mailed by certified or registered mail, postage prepaid), receipt requested as follows:



                  IF TO WXBV OR CTS, ADDRESSED TO:

                  WORLDxCHANGE
                  9999 Willow Creek Road
                  San Diego, California 92131
                  Attn: Legal Department
                  Facsimile No. (619) 452-3780

                  WITH A COPY TO:

                  O'Melveny & Myers LLP
                  610 Newport Center Drive
                  Newport Beach, California 92660
                  Attn: David A. Krinsky, Esq.
                  Facsimile No. (949) 823-6994

                  IF TO TVG, ADDRESSED TO:

                  The TVG Asian Communications Fund
                  c/o Telecom Venture Group Limited
                  2015 Jardine House
                  1 Connaught Place Central
                  Hong Kong
                  Attention:  John Troy
                  Facsimile No.:  (852) 2147-3320

                  WITH A COPY TO:

                  Baker & McKenzie
                  101 West Broadway
                  Suite 1200
                  San Diego, California 92101
                  Attention:  John Hentrich, Esq.
                  Facsimile No.:  (619) 236-0429

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (A) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
SECTION 9.12 and an appropriate answer back is received, (B) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (C) if given by any other means, when actually received at such address.

         9.13 EXPENSES. Each Party shall pay its own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of such party's respective investment bankers, accountants and counsel.

         9.14 WAIVER. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

         9.15 REPRESENTATION BY COUNSEL; INTERPRETATION. Each party hereto acknowledges that such party has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto.

         9.16 SEVERABILITY. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof.

         9.17 NO CONSEQUENTIAL DAMAGES. Notwithstanding anything to the contrary elsewhere in this Agreement, no party (or its Affiliates) shall, in any event, be liable to any other party (or its Affiliates) for any consequential damages, including, but not limited to, loss of revenue or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement. The foregoing shall not be deemed to limit TVG's right to specific performance with respect to SECTIONS 6.3, 6.4, 6.6, 8.1 or 8.2.

         9.18 TERMINATION. Notwithstanding any contrary provision of this Agreement, (i) TVG shall, so long as it is not then in material breach of any provision of this Agreement, be entitled to terminate this Agreement if the mutual condition to closing provided in SECTION 2.3.1 has not been satisfied by November 23, 1999 and (ii) WXBV shall, so long as it is not then in material breach of any provision of this Agreement, be entitled to terminate this Agreement if the mutual condition to closing provided in SECTION 2.3.1 has not been satisfied by the later of (A) November 23, 1999 or (B) ninety days from the date that the filing of the required notice with respect to the Transaction is made with the FIRB. To exercise the termination right provided in this SECTION 9.18, the party entitled to terminate this Agreement shall give written notice to all other parties hereto of its desire to terminate this Agreement. The termination of this Agreement pursuant to this SECTION
9.18 shall become effective upon the date of the terminating party's dispatch of the written notice of termination delivered pursuant to this Agreement. Except for any liability for any breaches by a party of this Agreement occurring or arising prior to the effective date of the termination of this Agreement, no party shall have any liability hereunder upon the termination of this Agreement.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

WXBV:                                   TVG:



WORLDXCHANGE B.V.B.A., a Belgium        THE TVG ASIAN COMMUNICATIONS FUND,
corporation                             a Cayman Islands corporation



By:   /s/ Edward S. Soren               By:   /s/ John Troy
    -------------------------------         ----------------------------------
Its:  President                         Its:
    -------------------------------         ----------------------------------



CTS:                                    WXL:

COMMUNICATION TELESYSTEMS               WXL INTERNATIONAL-
INTERNATIONAL, a California             AUSTRALIA, INC., a Delaware corporation
corporation



By:   /s/ Edward S. Soren               By:   /s/ Edward S. Soren
    -------------------------------         ----------------------------------
Its:  Executive Vice President          Its:  President
    -------------------------------         ----------------------------------


WARNA GERAKAN SDN BHD,
a Malaysian corporation




By:  /s/ Edward Sippel
   --------------------------------
Its:
    -------------------------------

The Company hereby agrees to be bound by the provisions of SECTIONS 6.1 and 6.2, it being understood that SECTIONS 6.1 and 6.2 are the only Sections which are applicable to the Company and therefore such Sections are the only Sections by which the Company shall be considered bound under this Agreement.


WORLDxCHANGE PTY. LTD.


By:      /s/ Edward S. Soren
   ------------------------------------

Title:   Director
      ---------------------------------




Each of Roger B. Abbott, Rosalind Abbott and Edward Soren hereby agrees to be bound by the covenants contained in SECTIONS 8.1 and 8.2, it being understood that SECTIONS 8.1 and 8.2 are the only Sections which are applicable to any of the undersigned and therefore such Sections are the only Sections by which the undersigned shall be considered bound under this Agreement.

/s/ Roger B. Abbott        /s/ Rosalind Abbott       /s/ Edward S. Soren
-----------------------    -----------------------   -----------------------
Roger B. Abbott            Rosalind Abbott           Edward S. Soren


Troy hereby agrees to be bound by the covenants contained in SECTION 6.7, it being understood that SECTION 6.7 is the only Section that is applicable to Troy and therefore such Section is the only Section by which the undersigned shall be considered bound under this Agreement.

/s/ John Troy
------------------------
John Troy

                           LIST OF OMITTED EXHIBITS


                  The following Exhibits to the Stock Purchase Agreement have been omitted from this Exhibit and shall be furnished supplementally to the Commission upon request:

                  Exhibit A - Opinion of O'Melveny & Myers LLP

                  Exhibit B - Opinion of W.S. Walker & Co.

                  Exhibit C - Opinion of Moret Ernst & Young

                  Exhibit D - Form of Troy Resignation Letter

                  Exhibit E - Registration Rights Agreement

                  Exhibit F - Prospectus